As filed with the Securities and Exchange Commission on May 16, 2017

Registration No. 333-211812

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EPR PROPERTIES*

(Exact name of registrant as specified in its charter)

Maryland	43- 1790877
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(816) 472-1700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig L. Evans

Senior Vice President, General Counsel and Secretary

EPR Properties

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(816) 472-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James W. Allen

B. Scott Gootee

Stinson Leonard Street LLP

1201 Walnut, Suite 2900

Kansas City, Missouri 64106

(816) 842-8600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common shares of beneficial interest, $0.01 par value per share
Preferred shares of beneficial interest, $0.01 par value per share
Depositary shares representing preferred shares of beneficial interest, $0.01 par value per share (3)
Warrants
Debt securities
Units (4)
Guarantees of debt securities (5)

(1)	The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined, as well as preferred shares distributable upon the termination of a deposit arrangement for depositary shares so offered or sold, common shares issuable upon the exchange or conversion of preferred shares, convertible debt securities or depositary shares representing an interest in preferred shares so offered or sold that are exchangeable for or convertible into common shares and common shares, preferred shares, depositary shares, debt securities or units upon the exercise of warrants so offered, sold or distributed. This registration statement also covers preferred shares, depositary shares, common shares, debt securities, warrants and units that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the specific securities to which they relate.
(2)	An unspecified indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at unspecified indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all the registration fees and will pay such fees on a pay-as-you-go basis.
(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional preferred share or multiple preferred shares and will be evidenced by a depositary receipt.
(4)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.
(5)	Subsidiaries of EPR Properties named as co-registrants may fully and unconditionally guarantee on an unsecured basis the debt securities of EPR Properties. In accordance with Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to the guarantees of the debt securities being registered.

*ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS(1)

Exact name of guarantor as specified in its Charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
30 West Pershing, LLC	Missouri	41-2039368
Adelaar Developer, LLC	Delaware	47-3410984
Burbank Village, L.P.	Delaware	83-0428433
Cantera 30 Theatre, L.P.	Delaware	43-1884501
Early Childhood Education, LLC	Delaware	47-5141922
ECE I, LLC	Delaware	46-2144353
ECE II, LLC	Delaware	46-2148248
ECS Douglas I, LLC	Delaware	45-1271582
Education Capital Solutions, LLC	Delaware	35-2296092
EPR Fitness, LLC	Delaware	81-4672011
EPR Hialeah, Inc.	Missouri	30-0197409
EPR Karting, LLC	Delaware	81-1847314
EPR North US LP	Delaware	47-2492570
EPR Resorts, LLC	Delaware	47-2069809
EPR Tuscaloosa, LLC	Delaware	80-0873608
EPT 909, Inc.	Delaware	27-2523665
EPT Aliso Viejo, Inc.	Delaware	59-3831780
EPT Arroyo, Inc.	Delaware	20-5367491
EPT Auburn, Inc.	Delaware	20-5367214
EPT Boise, Inc.	Delaware	34-2057230
EPT Charlotte, LLC	Delaware	45-5007632
EPT Columbiana, Inc.	Delaware	20-5367067
EPT Concord II, LLC	Delaware	27-2858201
EPT Dallas, LLC	Delaware	27-4111486
EPT Davie, Inc.	Delaware	59-3831787
EPT Deer Valley, Inc.	Delaware	34-2057235
EPT DownREIT II, Inc.	Missouri	43-1818086
EPT Fontana, LLC	Delaware	27-3677983
EPT Gulf Pointe, Inc.	Delaware	26-0814259
EPT Hamilton, Inc.	Delaware	34-2057236
EPT Huntsville, Inc.	Delaware	20-5717893
EPT Hurst, Inc.	Delaware	20-4801009
EPT Kalamazoo, Inc.	Missouri	74-3139121
EPT Lafayette, Inc.	Delaware	20-5367392
EPT Little Rock, Inc.	Delaware	34-2057231
EPT Macon, Inc.	Delaware	20-5367283
EPT Mad River, Inc.	Missouri	86-1150058
EPT Melbourne, Inc.	Missouri	20-1341980
EPT Mesa, Inc.	Delaware	20-4800922

Exact name of guarantor as specified in its Charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
EPT Mesquite, Inc.	Delaware	26-0814568
EPT Modesto, Inc.	Delaware	20-5367136
EPT Mount Snow, Inc.	Delaware	20-8803058
EPT Nineteen, Inc.	Delaware	27-1455380
EPT Oakview, Inc.	Delaware	20-8739552
EPT Pensacola, Inc.	Missouri	26-0108126
EPT Pompano, Inc.	Delaware	34-2057232
EPT Raleigh Theatres, Inc.	Delaware	34-2057233
EPT Ski Properties, Inc.	Delaware	26-1336192
EPT South Barrington, Inc.	Delaware	26-0814611
EPT Twin Falls, LLC	Delaware	27-3677936
EPT Waterparks, Inc.	Delaware	20-8267442
EPT Wilmington, Inc.	Delaware	20-5367007
Flik, Inc.	Delaware	16-1653228
Megaplex Four, Inc.	Missouri	43-1922877
Megaplex Nine, Inc.	Missouri	43-1912698
New Roc Associates, L.P.	New York	22-3337447
Tampa Veterans 24, L.P.	Delaware	54-2112225
WestCol Center, LLC	Delaware	45-2179322

(1)	The address, including zip code, and telephone number, including area code, for each of the additional registrants is 909 Walnut Street, Suite 200, Kansas City, Missouri 64106, (816) 472-1700.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-211812) (the “Registration Statement”) of EPR Properties (“EPR”) and the wholly-owned subsidiaries of EPR listed on the previous page under the caption “Additional Subsidiary Guarantor Registrants” (collectively, the “Subsidiary Guarantors”) is being filed to (i) add EPR Fitness, LLC and EPR Resorts, LLC, each wholly-owned subsidiaries of EPR, as co-registrants that are, or may potentially be, guarantors of some or all of the debt securities with respect to which offers and sales are registered under the Registration Statement and adding such subsidiaries to the list of Subsidiary Guarantors on the previous page, (ii) update the information in Part II of the Registration Statement with respect to the foregoing changes to the composition of the Subsidiary Guarantors, and (iii) file or incorporate by reference additional exhibits to the Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing. This Post-Effective Amendment No. 2 shall become effective immediately upon filing with the Securities and Exchange Commission (“SEC”).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

Registration Fee Under Securities Act of 1933	$	*
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Printing and Engraving Expenses		**
Trustee Fees (including counsel fees)		**
Rating Agency Fees		**
Miscellaneous Fees and Expenses		**
Total	$	**

*	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, we are deferring payment of the registration fee for the securities offered by this prospectus.
**	Estimated expenses are not currently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we expect to incur in connection with the offerings of securities under this registration statement. The applicable prospectus supplement will set forth the estimated amount of expenses in respect of any offering of securities.

Item 15. Indemnification of Trustees and Officers.

The terms “we,” “us,” “our,” “EPR” or the “Company” refer to EPR Properties and not to any of its subsidiaries.

(a) The Company

The laws relating to Maryland real estate investment trusts (the “Maryland REIT Law”) permit a real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law (the “MGCL”) for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Additionally, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of that corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

Our officers and trustees are and will be indemnified under our Declaration of Trust against certain liabilities. Our Declaration of Trust provides that we will, to the maximum extent permitted by Maryland law in effect from time to time, indemnify: (a) any individual who is a present or former trustee or officer of EPR; or (b) any individual who, while a trustee or officer of EPR and at the request of EPR, serves or has served as a director, officer, shareholder, partner, trustee, employee or agent of any real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprises against any claim or liability, together with reasonable expenses actually incurred in advance of a final disposition of a legal proceeding, to which such person may become subject or which such person may incur by reason of his or her status as such. We have the power, with the approval of our Board of Trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of EPR in any of the capacities described in (a) or (b) above and to any employee or agent of EPR or its predecessors.

We have also entered into indemnification agreements with our trustees and certain of our officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

We have obtained trustees’ and officers’ liability insurance for the purpose of funding the provision of any such indemnification.

The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act of 1933, as amended, is against public policy and is therefore unenforceable.

(b) EPT 909, Inc., EPT Aliso Viejo, Inc., EPT Arroyo, Inc., EPT Auburn, Inc., EPT Boise, Inc., EPT Columbiana, Inc., EPT Davie, Inc., EPT Deer Valley, Inc., EPT Gulf Point, Inc., EPT Hamilton, Inc., EPT Huntsville, Inc., EPT Hurst, Inc., EPT Lafayette, Inc., EPT Little Rock, Inc., EPT Macon, Inc., EPT Mesa, Inc., EPT Mesquite, Inc., EPT Modesto, Inc., EPT Mount Snow, Inc., EPT Nineteen, Inc., EPT Oakview, Inc., EPT Pompano, Inc., EPT Raleigh Theatres, Inc., EPT Ski Properties, Inc., EPT South Barrington, Inc., EPT Waterparks, Inc., EPT Wilmington, Inc. and Flik, Inc. (each a Delaware corporation and, collectively, referred to as the “Delaware Corporations”)

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 further authorizes a Delaware corporation to indemnify any person serving in such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person.

As permitted by Section 145, each Delaware Corporation has adopted provisions in its Bylaws requiring it to indemnify officers and directors to the fullest extent provided by the DGCL.

As permitted by Section 102(b)(7) of the DGCL, the certificate of incorporation of each Delaware Corporation includes a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

(c) Adelaar Developer, LLC, Early Childhood Education, LLC, ECE I, LLC, ECE II, LLC, ECS Douglas I, LLC, Education Capital Solutions, LLC, EPR Fitness, LLC, EPR Karting, LLC, EPR Resorts, LLC, EPR Tuscaloosa, LLC, EPT Charlotte, LLC, EPT Concord II, LLC, EPT Dallas, LLC, EPT Fontana, LLC, EPT Twin Falls, LLC and WestCol Center, LLC (each a Delaware limited liability company, collectively, the “Delaware LLCs”)

Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of each of the Delaware LLCs provides that to the fullest extent permitted by applicable law:

(i) no member or manager shall be liable to the Delaware LLC or its member for any loss, damage, liability or expense suffered by the Delaware LLC or its member on account of any action taken or omitted to be taken by such person as a member or manager of the Delaware LLC, and

(ii) the Delaware LLC shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (regardless of whether such action, suit or proceeding is by or in the right of the Delaware LLC or by third parties) by reason of the fact that such person is or was a member or manager of the Delaware LLC, or is or was serving at the request of the Delaware LLC as a director, officer or in any other comparable position of any other specified enterprise against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement, attorneys’ fees, excise taxes or penalties, fines and other expenses, actually and reasonably incurred by such person in connection with such action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), in either case, only if such person discharged such person’s duties in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Delaware LLC and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe that such person’s conduct was unlawful. The Delaware LLC shall not be required to indemnify or advance expenses to any person from or on account of such person’s conduct that is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, and the Delaware LLC shall not be required to indemnify or advance expenses to any person in connection with an action, suit or proceeding initiated by such person unless the initiation of such action, suit or proceeding was authorized in advance by the member of the Delaware LLC.

(d) Burbank Village, L.P., Cantera 30 Theatre, L.P., EPR North US LP and Tampa Veterans 24, L.P. (each a Delaware limited partnership, collectively, the “Delaware LPs”)

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

The partnership agreement of each of the Delaware LPs provides that:

•	the general partner shall not be liable for any loss, damage, liability or expense suffered by the Delaware LP or its limited partner on account of any action taken or omitted by the general partner or as a result of errors in judgment or any other act or omission of the general partner, so long as the general partner discharges its duties in good faith and in a manner it reasonably believes to be in the best interest of the Delaware LP and is not guilty of fraud, gross negligence or willful misconduct, and

•	the limited partner and its partners shall not be liable, under a judgment, decree or order of a court, or in any other manner, for any debt, obligation or liability of the Delaware LP, whether arising in contract, tort or otherwise, or for the acts or omissions of the general partner and the failure of the Delaware LP to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the partnership agreement Act shall not be grounds for imposing liability on the limited partner or its partners for liabilities of the Delaware LP.

In addition, the partnership agreement of each of the Delaware LPs provides that the Delaware LP shall defend, indemnify and hold each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (regardless of whether such action, suit or proceeding is by or in the right of the Delaware LP or by third parties) by reason of the fact that such person is or was a partner, officer, employee or consultant of the Delaware LP, or was an affiliate of one of the foregoing, against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement, attorneys’ fees, excise taxes or penalties, fines and other expenses, actually and reasonably incurred in connection with such action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding). The Delaware LP shall not be required to indemnify or advance expenses to any person for or on account of conduct that was finally adjudged to have been knowingly fraudulent, deliberately dishonest or to constitute gross negligence or willful misconduct, and the Delaware LP shall not be required to indemnify or advance expenses to any person in connection with an action, suit or proceeding initiated by such person unless the initiation of such action, suit or proceeding was authorized in advance by each of the partners of the Delaware LP.

(e) EPR Hialeah, Inc., EPT DownREIT II, Inc., EPT Kalamazoo, Inc., EPT Mad River, Inc., EPT Melbourne, Inc., EPT Pensacola, Inc., Megaplex Four, Inc., and Megaplex Nine, Inc. (each a Missouri corporation, collectively, the “Missouri Corporations”)

Sections 351.355(1) and (2) of the General and Business Corporation Law of Missouri (the “MGBC”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 351.355(3) provides that except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

Section 351.355(4) provides that any indemnification described above, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

Section 351.355(5) provides that the board of directors may authorize that expenses incurred in defending an action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount.

The Bylaws of each Missouri Corporation generally provide (i) that directors and officers who are made, or are threatened to be made, parties to, or are involved in any action, suit or proceeding will be indemnified by such corporation to the fullest extent authorized by the MGBC against all expenses and liabilities, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with any proceeding, and (ii) each Missouri Corporation is required to advance expenses to its directors and officers, provided that, if the MGBC so requires, they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification.

(f) 30 West Pershing, LLC (a Missouri limited liability company, the “Missouri LLC”)

The Missouri Limited Liability Company Act is silent as to indemnification. The operating agreement of the Missouri LLC provides that to the fullest extent permitted by applicable law:

(i) no member or manager shall be liable to the Missouri LLC or its member for any loss, damage, liability or expense suffered by the Missouri LLC or its member on account of any action taken or omitted to be taken by such person as a member or manager of the Missouri LLC, and

(ii) the Missouri LLC shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (regardless of whether such action, suit or proceeding is by or in the right of the Missouri LLC or by third parties) by reason of the fact that such person is or was a member or manager of the Missouri LLC, or is or was serving at the request of the Missouri LLC as a director, officer or in any other comparable position of any other specified enterprise against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement, attorneys’ fees, excise taxes or penalties, fines and other expenses, actually and reasonably incurred by such person in connection with such action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), in either case, only if such person discharged such person’s duties in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Missouri LLC and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe that such person’s conduct was unlawful. The Missouri LLC shall not be required to indemnify or advance expenses to any person from or on account of such person’s conduct that is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct, and the Missouri LLC shall not be required to indemnify or advance expenses to any person in connection with an action, suit or proceeding initiated by such person unless the initiation of such action, suit or proceeding was authorized in advance by the member of the Missouri LLC.

(g) New Roc Associates, L.P. (a New York limited partnership, the “New York LP”)

The partnership agreement of the New York LP provides that the general partner shall not be liable to the New York LP or its partners for any act or failure to act by the general partner, the effect of which may cause or result in loss or damage to the New York LP or its partners, if done in good faith to promote the best interests of the New York LP, except in the case of fraud, willful misconduct or gross negligence. The partnership agreement of the New York LP provides that the liability of the limited partner shall be limited to the limited partner’s capital contribution and that the limited partner shall have no further personal liability except as required by law.

Section 121-1004 of the New York Revised Limited Partnership Act provides that a limited partnership may indemnify, and may advance expenses to, any general partner (including a general partner made a party to an action in a derivative action), provided that no indemnification may be made to or on behalf of any general partner if a judgment or other final adjudication adverse to the general partner establishes that the general partner’s acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the general partner personally gained in fact a financial profit or other advantage to which the general partner was not legally entitled.

The partnership agreement of the New York LP provides that the New York LP shall indemnify and hold harmless its general partner, directors and officers of its general partner and EPT and each employee or agent of the New York LP against any and all claims, actions, demands, losses, costs, expenses (including attorneys’ fees), damages and threat of loss, as a result of any claim or legal proceeding relating to the performance or non-performance of any act concerning the activities of the New York LP, or in furtherance of the New York LP’s interests, provided that the indemnifiable party must not have been found guilty of fraud, gross negligence or willful misconduct. The New York LP may only satisfy any indemnity out of and to the extent of the New York LP’s assets.

Item 16. Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement (for Debt Securities)*

1.2	Form of Underwriting Agreement (for Preferred Shares)*

1.3	Form of Underwriting Agreement (for Common Shares)*

1.4	Form of Underwriting Agreement (for Depositary Shares)*

1.5	Form of Underwriting Agreement (for Warrants)*

1.6	Form of Underwriting Agreement (for Units)*

4.1	Composite of Amended and Restated Declaration of Trust of the Company, as amended (inclusive of all amendments through May 12, 2016), which is attached as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (Commission File No. 001-13561) filed November 3, 2016, is hereby incorporated by reference as Exhibit 4.1

4.2	Amended and Restated Bylaws of the Company (inclusive of all amendments through March 20, 2017), which is attached as Exhibit 3.2 to the Company’s Current Report on Form 8-K (Commission File No. 001-13561) filed March 21, 2017, is hereby incorporated by reference as Exhibit 4.2

4.3	Form of Senior Indenture, which is attached as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-140978) filed February 28, 2007, is hereby incorporated by reference as Exhibit 4.3

4.4	Form of Subordinated Indenture, which is attached as Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (Registration No. 333-140978) filed February 28, 2007, is hereby incorporated by reference as Exhibit 4.4

4.5	Form of Senior Debt Security*

4.6	Form of Subordinated Debt Security*

4.7	Form of Articles Supplementary for Preferred Shares*

4.8	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares*

4.9	Form of Preferred Shares Certificate*

4.10	Form of Common Shares Certificate**

4.11	Form of Warrant Agreement, including form of Warrant*

4.12	Form of Unit Agreement, including form of Unit*

4.13	Form of Senior Unsecured Notes Indenture, which is attached as Exhibit 4.11 to the Company’s Post-Effective Amendment to Registration Statement on Form S-3 (Registration No. 333-165523) filed August 1, 2012, is hereby incorporated by reference as Exhibit 4.13

4.14	Form of Senior Unsecured Note, which is attached as Exhibit A to Exhibit 4.13, is hereby incorporated by reference as Exhibit 4.14

5.1	Opinion of Stinson Leonard Street LLP regarding legality**

5.2	Opinion of Stinson Leonard Street LLP regarding legality**

5.3	Opinion of Stinson Leonard Street LLP regarding legality***

8.1	Opinion of Stinson Leonard Street LLP regarding tax matters**

12.1	Computation of Ratio of Earnings to Fixed Charges, which is attached as Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q (Commission File No. 001-13561) filed May 3, 2017, is hereby incorporated by reference as Exhibit 12.1

12.2	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Distributions, which is attached as Exhibit 12.2 to the Company’s Quarterly Report on Form 10-Q (Commission File No. 001-13561) filed May 3, 2017, is hereby incorporated by reference as Exhibit 12.2

23.1	Consent of KPMG LLP***

23.2	Consent of Stinson Leonard Street LLP (included in Exhibits 5.1, 5.2, 5.3 and 8.1)***

24.1	Powers of Attorney of certain officers, directors, managers and trustees (included on signature pages to the original Registration Statement)**

24.2	Powers of Attorney of certain officers, directors, managers and trustees (included on signature pages)***

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture*

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture*

25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Unsecured Notes Indenture**

25.4	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Unsecured Notes Indenture***

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.
**	Previously filed with this Registration Statement.
***	Filed herewith.

Item 17. Undertakings.

a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x), for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date it is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer to sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424:

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPR PROPERTIES, a Maryland real estate investment trust

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Robert J. Druten	Chairman of the Board of Trustees	May 16, 2017

By:	* Gregory K. Silvers	President, Chief Executive Officer (Principal Executive Officer) and Trustee	May 16, 2017

By:	* Mark A. Peterson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 16, 2017

By:	* Tonya L. Mater	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 16, 2017

By:	* Thomas M. Bloch	Trustee	May 16, 2017

By:	* Barrett Brady	Trustee	May 16, 2017

By:	* Peter C. Brown	Trustee	May 16, 2017

By:	* Jack A. Newman, Jr.	Trustee	May 16, 2017

By:	* Robin P. Sterneck	Trustee	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

30 WEST PERSHING, LLC, a Missouri limited liability company

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Manager (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

ADELAAR DEVELOPER, LLC, a Delaware limited liability company

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Manager (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

BURBANK VILLAGE, L.P., a Delaware limited partnership

By: BURBANK VILLAGE, INC., its General Partner

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director of Burbank Village, Inc., as the General Partner of Burbank Village, L.P. (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director of Burbank Village, Inc., as the General Partner of Burbank Village, L.P. (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

CANTERA 30 THEATRE, L.P., a Delaware limited partnership

By: CANTERA 30, INC., its General Partner

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director of Cantera 30, Inc., as the General Partner of Cantera 30 Theatre, L.P. (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director of Cantera 30, Inc., as the General Partner of Cantera 30 Theatre, L.P. (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EARLY CHILDHOOD EDUCATION, LLC, a Delaware limited liability company

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Manager (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

ECE I, LLC, a Delaware limited liability company

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Manager (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

ECE II, LLC, a Delaware limited liability company

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Manager (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

ECS DOUGLAS I, LLC, a Delaware limited liability company

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Manager (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EDUCATION CAPITAL SOLUTIONS, LLC, a Delaware limited liability company

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Manager (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPR FITNESS, LLC, a Delaware limited liability company

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Gregory K. Silvers, Mark A. Peterson, and Craig L. Evans, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ Gregory K. Silvers Gregory K. Silvers	President, Chief Executive Officer and Manager (Principal Executive Officer)	May 16, 2017

By:	/s/ Mark A. Peterson Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPR HIALEAH, INC., a Missouri corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPR KARTING, LLC, a Delaware limited liability company

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Manager (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPR NORTH US, L.P., a Delaware limited partnership

By: EPR NORTH US GP TRUST, its General Partner

By:	*
Name:	Gregory K. Silvers
Title:	Signatory Trustee

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	Signatory Trustee of EPR North US GP Trust, as the General Partner of EPR North US LP (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPR RESORTS, LLC, a Delaware limited liability company

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Gregory K. Silvers, Mark A. Peterson, and Craig L. Evans, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ Gregory K. Silvers Gregory K. Silvers	President, Chief Executive Officer and Manager (Principal Executive Officer)	May 16, 2017

By:	/s/ Mark A. Peterson Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPR TUSCALOOSA, LLC, a Delaware limited liability company

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Manager (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT 909, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT ALISO VIEJO, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT ARROYO, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT AUBURN, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT BOISE, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT CHARLOTTE, LLC, a Delaware limited liability company

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Manager (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT COLUMBIANA, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT CONCORD II, LLC, a Delaware limited liability company

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President, Secretary and Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Manager (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT DALLAS, LLC, a Delaware limited liability company

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Manager (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT DAVIE, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT DEER VALLEY, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT DOWNREIT II, INC., a Missouri corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT FONTANA, LLC, a Delaware limited liability company

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Manager (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT GULF POINTE, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT HAMILTON, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans
Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT HUNTSVILLE, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT HURST, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT KALAMAZOO, INC., a Missouri corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT LAFAYETTE, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT LITTLE ROCK, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT MACON, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT MAD RIVER, INC., a Missouri corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT MELBOURNE, INC., a Missouri corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT MESA, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT MESQUITE, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT MODESTO, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT MOUNT SNOW, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT NINETEEN, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT OAKVIEW, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT PENSACOLA, INC., a Missouri corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT POMPANO, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT RALEIGH THEATRES, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT SKI PROPERTIES, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT SOUTH BARRINGTON, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT TWIN FALLS, LLC, a Delaware limited liability company

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Manager (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT WATERPARKS, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

EPT WILMINGTON, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

FLIK, INC., a Delaware corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

MEGAPLEX FOUR, INC., a Missouri corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

MEGAPLEX NINE, INC., a Missouri corporation

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

NEW ROC ASSOCIATES, L.P., a New York limited partnership

By: EPT NEW ROC GP, INC., its General Partner

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director of EPT New Roc GP, Inc., as the General Partner of New Roc Associates, L.P. (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director of EPT New Roc GP, Inc., as the General Partner of New Roc Associates, L.P. (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

TAMPA VETERANS 24, L.P., a Delaware limited partnership

By: TAMPA VETERANS 24, INC., its General Partner

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Director of Tampa Veterans 24, Inc., as the General Partner of Tampa Veterans 24, L.P. (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Director of Tampa Veterans 24, Inc., as the General Partner of Tampa Veterans 24, L.P. (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 16th day of May, 2017.

WESTCOL CENTER, LLC, a Delaware limited liability company

By:	/s/ Craig L. Evans
Name:	Craig L. Evans
Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

By:	* Gregory K. Silvers	President, Chief Executive Officer and Manager (Principal Executive Officer)	May 16, 2017

By:	* Mark A. Peterson	Vice President, Treasurer, Assistant Secretary and Manager (Principal Financial Officer and Principal Accounting Officer)	May 16, 2017

*By:	/s/ Craig L. Evans Craig L. Evans, Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement (for Debt Securities)*

1.2	Form of Underwriting Agreement (for Preferred Shares)*

1.3	Form of Underwriting Agreement (for Common Shares)*

1.4	Form of Underwriting Agreement (for Depositary Shares)*

1.5	Form of Underwriting Agreement (for Warrants)*

1.6	Form of Underwriting Agreement (for Units)*

4.1	Composite of Amended and Restated Declaration of Trust of the Company, as amended (inclusive of all amendments through May 12, 2016), which is attached as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (Commission File No. 001-13561) filed November 3, 2016, is hereby incorporated by reference as Exhibit 4.1

4.2	Amended and Restated Bylaws of the Company (inclusive of all amendments through March 20, 2017), which is attached as Exhibit 3.2 to the Company’s Current Report on Form 8-K (Commission File No. 001-13561) filed March 21, 2017, is hereby incorporated by reference as Exhibit 4.2

4.3	Form of Senior Indenture, which is attached as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-140978) filed February 28, 2007, is hereby incorporated by reference as Exhibit 4.3

4.4	Form of Subordinated Indenture, which is attached as Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (Registration No. 333-140978) filed February 28, 2007, is hereby incorporated by reference as Exhibit 4.4

4.5	Form of Senior Debt Security*

4.6	Form of Subordinated Debt Security*

4.7	Form of Articles Supplementary for Preferred Shares*

4.8	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares*

4.9	Form of Preferred Shares Certificate*

4.10	Form of Common Shares Certificate**

4.11	Form of Warrant Agreement, including form of Warrant*

4.12	Form of Unit Agreement, including form of Unit*

4.13	Form of Senior Unsecured Notes Indenture, which is attached as Exhibit 4.11 to the Company’s Post-Effective Amendment to Registration Statement on Form S-3 (Registration No. 333-165523) filed August 1, 2012, is hereby incorporated by reference as Exhibit 4.13

4.14	Form of Senior Unsecured Note, which is attached as Exhibit A to Exhibit 4.13, is hereby incorporated by reference as Exhibit 4.14

5.1	Opinion of Stinson Leonard Street LLP regarding legality**

5.2	Opinion of Stinson Leonard Street LLP regarding legality**

5.3	Opinion of Stinson Leonard Street LLP regarding legality***

8.1	Opinion of Stinson Leonard Street LLP regarding tax matters**

12.1	Computation of Ratio of Earnings to Fixed Charges, which is attached as Exhibit 12.1 to the Company’s Quarterly Report on Form 10-Q (Commission File No. 001-13561) filed May 3, 2017, is hereby incorporated by reference as Exhibit 12.1

12.2	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Distributions, which is attached as Exhibit 12.2 to the Company’s Quarterly Report on Form 10-Q (Commission File No. 001-13561) filed May 3, 2017, is hereby incorporated by reference as Exhibit 12.2

23.1	Consent of KPMG LLP***

23.2	Consent of Stinson Leonard Street LLP (included in Exhibits 5.1, 5.2 and 8.1)***

24.1	Powers of Attorney of certain officers, directors, managers and trustees (included on signature pages to the original Registration Statement)**

24.2	Powers of Attorney of certain officers, directors, managers and trustees (included on signature pages)***

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture*

25.2	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture*

25.3	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Unsecured Notes Indenture**

25.4	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Unsecured Notes Indenture***

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.
**	Previously filed with this Registration Statement.
***	Filed herewith.